Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of Cohen & Steers, Inc. and subsidiaries on Form S-3 of our report dated March 17, 2005 (which report expresses an unqualified opinion), appearing in the Annual Report on Form 10-K of Cohen & Steers, Inc. and subsidiaries for the year ended December 31, 2004, and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

DELOITTE & TOUCHE LLP

New York, New York

September 27, 2005